UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 22, 2003

AMBASSADORS INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

DELAWARE	0-26420	91-1688605

(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

1071 Camelback Street
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(949) 759-5900

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 12. Disclosure of Results of Operations and Financial Condition.
AMBASSADORS INTERNATIONAL, INC. REPORTS THIRD QUARTER RESULTS
SIGNATURES

Item 12. Disclosure of Results of Operations and Financial Condition.

On October 22, 2003, Ambassadors International, Inc. (the “Company”) issued a press release announcing results for the third quarter of 2003.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

NEWS FOR IMMEDIATE RELEASE
October 22, 2003

CONTACT:	Tim Fogarty
(949) 759-5900

AMBASSADORS INTERNATIONAL, INC. REPORTS THIRD QUARTER RESULTS

Ambassadors International, Inc. (NASDAQ:AMIE) (the “Company”), a leading travel services group, reported a net loss of $9,000 or $0.00 per share for the three months ended September 30, 2003, compared to net income of $171,000 or $0.02 per share for the three months ended September 30, 2002, and income from continuing operations of $1.1 million or $0.11 per share for the nine months ended September 30, 2003, compared to $1.7 million or $0.17 per share for the nine months ended September 30, 2002. The results for the nine months ended September 30, 2003 include a gain of $0.7 million (net of tax) or $0.07 per share from the final component of contingent consideration received on the sale of Scheduled Airlines Traffic Offices, Inc. in June 2001.

The following discusses the results of operations:

Total revenue for the three months ended September 30, 2003 was $3.0 million compared to $2.7 million for the three months ended September 30, 2002. Total revenue increased due to the acquisition of Bluedot Software in the fourth quarter of 2002 which contributed to the software and technology related sales within the Technology Group and due to an increase in net program revenue related to the timing of revenues within the Services Group.

Cost and operating expenses for the three months ended September 30, 2003 were $3.9 million compared to $3.1 million for the three months ended September 30, 2002. The increase resulted from the inclusion of cost of software and technology related sales from the Technology Group, the inclusion of operating expenses of business acquisitions conducted in the fourth quarter of 2002 and the amortization of intangible assets resulting from the 2002 acquisitions.

Other income for the three months ended September 30, 2003 was $0.8 million compared to $0.5 million for the three months ended September 30, 2002. This increase is attributable to a corporate investment in the financial results of an insurance program and income earned on our ITI partnership. This increase was partially offset by a decrease in investment income due to lower yields on short-term investments.

John Ueberroth, CEO and President of Ambassadors International, Inc., stated, “We are starting to see a pick up of business for future events from our corporate clients in both the Performance Group and the Services Group for 2004. However, we are disappointed with the results and our inability to close sales in the Technology Group and are thus looking for various solutions to this problem including potential partnerships.

As always, we are constantly looking at avenues to increase shareholder value. Recently, we paid our first dividend to our shareholders and we continue to look at acquisition possibilities that will increase future earnings, dividends and share price.”

The Company’s balance sheet at September 30, 2003 reflects net working capital (total current assets less total liabilities) of $100.0 million or $10.05 per common share outstanding. Net working capital includes cash and short-term investments of $107.0 million.

Ambassadors International, Inc. will host a conference call to discuss the results of operations on Thursday, October 23, 2003 at 8:30 a.m., Pacific Time. Interested parties may join the call by dialing 800-867-2186, conference ID #: ANALYST. The conference call may also be joined via the Internet at www.Ambassadors.com/AMIE. For conference replay access, parties may dial 800-566-0854 and follow the prompts, or visit the www.Ambassadors.com/AMIE website. Post view webcast access will be available two hours following the webcast.

Ambassadors International, Inc. develops, markets and manages meetings and incentive programs for a nationwide roster of corporate clients that utilize incentive travel, merchandise award programs and corporate meeting management services. The Company provides comprehensive hotel reservation, registration, and travel services for meetings, conventions, expositions and trade shows. The Company also develops, markets and distributes event portfolio management solutions for corporations and large associations. The Company has offices in Spokane, WA, Newport Beach, CA, San Diego, CA, San Francisco, CA, Atlanta, GA and Chicago, IL.

Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s actual and expected financial performance and the reasons for the variances between quarter-to-quarter and year-to-date results. Forward looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in the future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release, and could involve risks including overall conditions in the travel services markets and general economic conditions. The Company expressly disclaims any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in Company expectations or any change in events. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. For a more complete discussion of these and other factors, please refer to the Company’s Form 10-K for the year ended December 31, 2002.

Summary financial information is as follows (in thousands, except per share amounts):

	Three Months Ended
	September 30,

	2003	2002

Revenue:
Net program revenue	$2,802	$2,656
Software and technology related sales	171	—

Total revenue	2,973	2,656

Cost and operating expenses:
Cost of software and technology related sales	92	—
Selling and tour promotion	1,096	825
General and administrative	2,739	2,254

Total cost and operating expenses	3,927	3,079

Operating loss	(954)	(423)
Other income	786	501

Income (loss) before income taxes	(168)	78
Benefit from income taxes	(159)	(93)

Net income (loss)	$(9)	$171

Earnings Per Share:
Basic	$0.00	$0.02
Diluted	$0.00	$0.02
Weighted average shares outstanding
Basic	9,933	9,876
Diluted	10,217	10,059

	Nine Months Ended
	September 30,

	2003	2002

Revenue:
Net program revenue	$9,738	$10,523
Software and technology related sales	1,113	—

Total revenue	10,851	10,523

Cost and operating expenses:
Cost of software and technology related sales	879	—
Selling and tour promotion	3,333	2,815
General and administrative	8,348	7,647

Total cost and operating expenses	12,560	10,462

Operating income (loss)	(1,709)	61
Other income	3,099	1,996

Income from continuing operations before income taxes	1,390	2,057
Provision for income taxes	247	352

Income from continuing operations	1,143	1,705

Loss from discontinued operations, net of income tax benefit of $703 in 2002	—	(1,197)

Net income	$1,143	$508

Basic Earnings Per Share:
Income from continuing operations	$0.12	$0.17
Loss from discontinued operations	—	(0.12)

Net income	$0.12	$0.05

Weighted average shares outstanding	9,895	9,853

Diluted Earnings Per Share:
Income from continuing operations	$0.11	$0.17
Loss from discontinued operations	—	(0.12)

Net income	$0.11	$0.05

Weighted average shares outstanding	10,137	10,199

Summary of business segment information is as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues:
Performance Group	$1,687	$1,753	$6,167	$6,709
Services Group	1,115	903	3,571	3,814
Technology Group	171	—	1,113	—
Corporate and Other	—	—	—	—

Total	$2,973	$2,656	$10,851	$10,523

Operating income (loss):
Performance Group	$(1)	$(16)	$439	$1,071
Services Group	25	(48)	346	199
Technology Group	(512)	—	(1,147)	—
Corporate and Other	(466)	(359)	(1,347)	(1,209)

Total	$(954)	$(423)	$(1,709)	$61

Summary balance sheet information is as follows (in thousands):

	September 30,	December 31,
	2003	2002

Assets
Current assets:
Cash and short-term investments	$107,003	$106,732
Accounts receivable	2,931	2,550
Deferred income taxes	807	965
Prepaid program cost and other current assets	3,613	2,605

Total current assets	114,354	112,852
Property and equipment, net	1,174	1,507
Goodwill	6,817	6,817
Other intangibles, net	2,713	2,361
Other assets	4,827	4,622

Total assets	$129,885	$128,159

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,349	$7,154
Participant deposits and deferred revenue	7,968	5,989

Total liabilities	14,317	13,143
Stockholders’ equity	115,568	115,016

Total liabilities and stockholders’ equity	$129,885	$128,159

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: October 27, 2003	By:	/s/ Timothy T. Fogarty

Timothy T. Fogarty
Chief Financial Officer